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                                                                     EXHIBIT 5.1

                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050
                 TELEPHONE 650-493-9300 FACSIMILE 650-493-6811

                                   June 22, 1998

Peregrine Systems, Inc.
12670 High Bluff Drive
San Diego, California 92130

    RE:    REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

    We have examined the Registration Statement on Form S-4 to be filed by Peregrine Systems, Inc. (the "Company") with the Securities and Exchange Commission on June 22, 1998 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of (i) 3,764,497 shares of the Company's Common Stock (the "Shares") and (ii) warrants to acquire up to 202,701 shares of the Company's Common Stock (the "Warrants"). As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares and the Warrants.

    It is our opinion that the Shares and the Warrants will be, as or when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions of the Company's Board of Directors and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, legally and validly issued. It is our further opinion, subject to the assumptions set forth in the preceding sentence, that (i) the Shares will be fully paid and nonassessable and (ii) the Common Stock of the Company issuable upon exercise of the Warrants will, upon due exercise of such Warrants in accordance with their terms and payment of the exercise price therefor, be fully paid and nonassessable.

    We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the proxy statement and information statement/prospectus constituting a part thereof, and any amendment thereto.

                                          Very truly yours,

                                          /s/ WILSON SONSINI GOODRICH & ROSATI

                                          WILSON SONSINI GOODRICH & ROSATI
                                          Professional Corporation